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                                                                       EXHIBIT I

                             JOINT FILING AGREEMENT

Each of the undersigned hereby agrees that the Schedule 13G filed herewith is filed jointly on behalf of each of them pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

                                    SIGNATURE

After reasonable inquiry and to the best of the undersigned's knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct.


DATE: February 8, 2000

                        BRENTWOOD ASSOCIATES VIII, L.P.,
                        a Delaware limited partnership

                        By:  Brentwood VIII Ventures LLC,
                             a Delaware limited liability company
                             Its:  General Partner

                             By: /s/ G. Bradford Jones
                                 --------------------------------
                                 G. Bradford Jones
                                 Managing Member

                             BRENTWOOD VIII VENTURES LLC,
                             a Delaware limited liability company

                             By: /s/ G. Bradford Jones
                                 --------------------------------
                                 G. Bradford Jones
                                 Managing Member

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